Exhibit 4.2

EXECUTION VERSION

Brown & Brown, Inc.

and

U.S. Bank National Association,
as Trustee

____________________

Second Supplemental Indenture
Dated as of March 11, 2019

to Senior Debt Indenture
Dated as of September 18, 2014

Establishing a series of Securities designated
4.500% Senior Notes due 2029

TABLE OF CONTENTS

		Page
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	Relation to Base Indenture	2
SECTION 1.02	Definitions	3

ARTICLE TWO
CREATION, FORMS, TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.01	Creation of the Notes	6
SECTION 2.02	Form of the Notes	6
SECTION 2.03	Terms and Conditions of the Notes	7
SECTION 2.04	Ranking	9
SECTION 2.05	Sinking Fund	9
SECTION 2.06	Place of Payment	9
SECTION 2.07	Transfer and Exchange	9
SECTION 2.08	Cancellation and/or Adjustment of Global Notes	10

ARTICLE THREE
REDEMPTION OF THE NOTES

SECTION 3.01	Optional Redemption by Company	10

ARTICLE FOUR REMEDIES

SECTION 4.01	Event of Default	12

ARTICLE FIVE
CHANGE OF CONTROL

SECTION 5.01	Repurchase at the Option of Holders Upon Change of Control Triggering Event	12

ARTICLE SIX
MISCELLANEOUS PROVISIONS

SECTION 6.01	Ratification of Base Indenture	13
SECTION 6.02	Conflict with Trust Indenture Act	13
SECTION 6.03	Effect of Headings and Table of Contents	13
SECTION 6.04	Successors and Assigns	13
SECTION 6.05	Separability Clause	14
SECTION 6.06	Trustee Not Responsible for Recitals	14
SECTION 6.07	Governing Law and Waiver of Jury Trial.	14
SECTION 6.08	Counterparts	14

SECOND SUPPLEMENTAL INDENTURE, dated as of March 11, 2019 (this "Second Supplemental Indenture") between Brown & Brown, Inc., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Company"), having its principal executive office located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States (hereinafter called the "Trustee").

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of September 18, 2014 (the "Base Indenture" and, together with this Second Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of the Company's senior unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 901 of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to the Base Indenture without the consent of any Holders to establish the form and terms of any series of Securities;

WHEREAS, Section 201 of the Base Indenture permits the form of Securities of any series to be established in a supplemental indenture to the Base Indenture;

WHEREAS, Section 301 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to a supplemental indenture to the Base Indenture;

WHEREAS, pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities originally in an aggregate principal amount of $350,000,000 to be designated the "4.500% Senior Notes due 2029" (hereinafter called the "Initial Notes") under the Base Indenture, the form and substance of such Initial Notes and any Additional Notes (as defined herein) and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Notes (as defined herein) established by this Second Supplemental Indenture by the holders thereof (the "Holders"), it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Relation to Base Indenture. This Second Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Second Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

SECTION 1.02 Definitions. For all purposes of this Second Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not otherwise defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Second Supplemental Indenture:

(a) Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Second Supplemental Indenture;

(b) The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) Headings are for convenience or reference only and do not affect interpretations; and

(d) The terms defined in this Section 1.02(d) include the plural as well as the singular:

"Additional Notes" means Notes (other than Initial Notes), if any, issued pursuant to Section 2.03(f) and otherwise in compliance with the provisions of this Indenture.

"Applicable Procedures" has the meaning set forth in Section 2.07(a).

"Base Indenture" has the meaning given to such term in the Recitals hereof.

"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

"Change of Control" means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act,) other than to the Company or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company's outstanding Voting Stock, measured by voting power rather than number of shares; or

(3) the adoption of a plan relating to the Company's liquidation or dissolution.

"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

"Company" has the meaning given to such term in the preamble hereof.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (as measured from the Redemption Date) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or, (ii) if the Independent Investment Banker is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Definitive Notes" means certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Note Legend.

"Depositary" means, with respect to Global Notes issued under this Second Supplemental Indenture, DTC.

"DTC" means The Depository Trust Company, its nominees and their successors and assigns.

"Global Note" means a single permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

"Global Note Legend" means any legend set forth on the face of any Global Note identifying such Note as a Global Note.

"Holders" has the meaning given to such term in the Recitals hereof.

"Indenture" has the meaning given to such term in the Recitals hereof.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Interest Payment Date" has the meaning set forth in Section 2.03(c).

"Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company's control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

"Maturity", means the date on which the principal of the Notes or an installment of principal becomes due and payable as provided in or pursuant to this Second Supplemental Indenture and the Base Indenture or such Note, whether at the Maturity Date, by declaration of acceleration or upon repurchase at the option of one or more Holders pursuant to Section 5.01 hereof, and includes a Redemption Date for such Note and a date fixed for the repurchase or repayment of such Note at the option of the Holder.

"Maturity Date" has the meaning set forth in Section 2.03(b) hereof.

"Moody's" means Moody's Investors Service Inc. and any successor to its rating agency business.

"Notes" means the Initial Notes together with the Additional Notes, if any.

"Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Primary Treasury Dealer" means a primary U.S. government securities dealer in New York City.

"Rating Agency" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, any other "nationally recognized statistical rating organization" registered under Rule 15E under the Exchange Act selected by the Company as a replacement agency for Moody's or S&P, or both, as the case may be.

"Ratings Decline" means at any time during the period commencing on the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, and ending sixty (60) days thereafter (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (a) the rating of the Notes shall be reduced by both Rating Agencies and (b) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

"Redemption Date" means the Business Day on which Notes are redeemed by the Company pursuant to Section 3.01 hereof.

"Redemption Price" has the meaning set forth in Section 3.0l(a).

"Reference Treasury Dealer" means J.P. Morgan Securities LLC and its successors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, or one or more Reference Treasury Dealers as the Company may specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

"Regular Record Date" has the meaning set forth in Section 2.03(c).

"Registered Securities" means any Securities which are registered in the Security Register.

"S&P" means Standard & Poor's Financial Services LLC and any successor to its rating agency business.

"Securities" has the meaning given to such term in the Recitals hereof.

"Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

"Trustee" has the meaning given to such term in the preamble hereof.

"Voting Stock" of any specified Person as of any date means the Capital Stock of such Person the holders of which are at the time entitled to vote generally in the election of the board of directors or similar governing body of such Person.

ARTICLE TWO
CREATION, FORMS, TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.01 Creation of the Notes. In accordance with Section 301 of the Base Indenture, the Company hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture. The Notes shall be issued initially in an aggregate principal amount of $350,000,000.

SECTION 2.02 Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of "Cede & Co.," as the nominee of DTC. The Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive certificated form in accordance with the terms of the Base Indenture and this Second Supplemental Indenture, if any, shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof shall be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners). In addition, the following provisions of clauses (1), (2), and (3) below shall apply only to Global Notes:

(1) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company has not appointed a successor Depositary within ninety (90) days of receipt of such notice or has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (C) the Company (subject to the procedures of the Depositary) so directs the Trustee by Company Order. Beneficial interests in Global Notes may be exchanged for Definitive Notes of the same series upon request but only upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures.

(2) Subject to clause (1) above; any exchange of a Global Note for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(3) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

SECTION 2.03 Terms and Conditions of the Notes. The Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented or modified by this Second Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 2.01 of this Article Two.

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereon shall be payable, on March 15, 2029 (the "Maturity Date"), subject to the provisions of the Base Indenture and Article Three and Article Four below.

(c) Interest. The rate per annum at which interest shall be payable on the Notes shall be 3.500%. Interest on the Notes shall be payable semi-annually in arrears on each March 15 and September 15, beginning September 15, 2019 (each, an "Interest Payment Date"), to the Persons in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business on the immediately preceding March 1 or September 1, respectively, prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a "Regular Record Date"). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes shall accrue from and including March 11, 2019. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments shall include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

(d) Registration and Form. The Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article Two. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the Notes shall be made by the Company in immediately available funds.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 402(2) of the Base Indenture, and the provisions for covenant defeasance in Section 402(3) of the Base Indenture, shall be applicable to the Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without notice to, or the consent of, the Holders, create and issue additional securities having the same ranking and terms and conditions as the Initial Notes in all respects, except for issue date, the public offering price and the date on which interest will begin to accrue. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the Initial Notes and be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, in addition to any other requirements set forth in the Base Indenture, the Company shall set forth in an Officers' Certificate, a copy of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Second Supplemental Indenture;

(ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(iii) whether such Additional Notes will be issued in global form and whether and to what extent the Additional Notes will contain additional legends.

(g) Other Terms and Conditions. The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.

SECTION 2.04 Ranking. The Notes shall be senior unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all other senior unsecured indebtedness, including, without limitation, any unsecured senior indebtedness, of the Company and senior in right of payment to all subordinated indebtedness of the Company.

SECTION 2.05 Sinking Fund. The Notes shall not be entitled to any sinking fund.

SECTION 2.06 Place of Payment. The Place of Payment in respect of the Notes will be at the office or agency of the Company in The City of New York, State of New York or at the office or agency of the Paying Agent in The City of New York, State of New York. The Company initially appoints the Trustee such office or agency. The Company will give to the Trustee notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, notices and demands may be made at the office or agency of the Trustee in The City and State of New York.

SECTION 2.07 Transfer and Exchange.

(a) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Base Indenture, this Second Supplemental Indenture and the then applicable procedures of the Depositary (the "Applicable Procedures"). In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Trustee either (A)(l) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, if Definitive Notes are at such time permitted to be issued pursuant to this Second Supplemental Indenture and the Base Indenture, (B)(l) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Base Indenture, this Second Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Security Registrar shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.08 hereof.

(b) Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(b), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 303 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a new Definitive Note in the appropriate principal amount. Any Definitive Note issued pursuant to this Section 2.07(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 305 of the Base Indenture.

SECTION 2.08 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

ARTICLE THREE
REDEMPTION OF THE NOTES

SECTION 3.01 Optional Redemption by Company.

(a) The Company shall have the right to redeem the Notes at any time in whole or in part from time to time.

(i) If the Notes are redeemed on or prior to December 15, 2028, the redemption price (the "Redemption Price") for the Notes to be redeemed will equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points (0.30%);

plus, in each case, accrued and unpaid interest thereon to but excluding the Redemption Date.

(ii) If the Notes are redeemed on or after December 15, 2028, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

(b) Notwithstanding subsection (a) above, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date shall be payable on such Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on any Notes or portions thereof that are called for redemption.

(c) Notices of redemption shall be mailed at least thirty (30) but not more than sixty (60) days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. The Company shall calculate the Redemption Price and shall deliver an Officers' Certificate to the Trustee setting forth the Redemption Price no later than two Business Days prior to the Redemption Date.

(d) If less than all the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by lot by DTC, in the case of Global Notes, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Note.

(e) The Company shall not be required to (i) issue, register the transfer of or exchange any Notes during the period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer or exchange of any Notes so selected for redemption in whole or in part, except the unredeemed portion of any such Notes being redeemed in part.

(f) In addition to the Company's right to redeem the Notes as set forth above, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

ARTICLE FOUR
REMEDIES

SECTION 4.01 Event of Default.

(a) Section 501 of the Base Indenture is hereby amended, solely with respect to the Notes, to add the following Event of Default:

(1) a default under any Indebtedness by the Company or any of its Subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $50,000,000 or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this Section 4.0l(a)(l).

For the avoidance of doubt, all other provisions of Section 501 of the Base Indenture shall apply to the Notes.

ARTICLE FIVE
CHANGE OF CONTROL

SECTION 5.01 Repurchase at the Option of Holders Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall be required to make an offer to each Holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

(b) Within thirty (30) days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the pending Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes or the Indenture by virtue of such conflict.

(d) On the Change of Control Triggering Event payment date, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to its offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(e) The Paying Agent shall promptly pay, from funds deposited by the Company for such purpose, to each Holder properly tendered, the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(f) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchase all Notes properly tendered and not withdrawn under its offer.

ARTICLE SIX
MISCELLANEOUS PROVISIONS

SECTION 6.01 Ratification of Base Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 6.02 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, which is required to be included in this Second Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

SECTION 6.03 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 6.04 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 6.05 Separability Clause. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.06 Trustee Not Responsible for Recitals. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 6.07 Governing Law and Waiver of Jury Trial. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS SECOND SUPPLEMENTAL INDENTURE, THE BASE INDENTURE, THE NOTES, ANY COUPONS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.08 Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

BROWN & BROWN, INC.

/s/ R. Andrew Watts
By:
Name: R. Andrew Watts
Title: Executive Vice President, Treasurer and Chief
Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Leanne M. Duffy
By:
Name: Leanne M. Duffy
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A
[Form of Face of 2029 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BROWN & BROWN, INC.
4.500% Notes due 2029

No.	CUSIP NO. 115236AB7
$[ ]

Brown & Brown, Inc., a Florida corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [           ] Dollars on March 15, 2029 and to pay interest thereon from March 11, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (or, if any such Interest Payment Date falls on a day that is not a Business Day, the payment shall be made on the next Business Day), commencing September 15, 2019, at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than ten (10) days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, State of New York or at the office or agency of the Paying Agent in The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer in immediately available funds to the place and account designated in writing by the Person entitled to such payment as specified in the Security Register; and provided further, that if this Security is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BROWN & BROWN, INC.

By:
Name:
Title:

By:
Name:
Title:

A-2

[Form of Reverse of 2029 Note]

This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of September 18, 2014 (the "Base Indenture"), as supplemented by the Second Supplemental Indenture, dated as of March 11, 2019 (the "Second Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Note and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[          ], provided that the Company may, without the consent of any Holder, at any time and from time to time issue additional Notes.

The Notes of this series are subject to redemption as provided in Section 3.01 of the Second Supplemental Indenture and Article Eleven of the Base Indenture.

This Note will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

R-1

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral amounts of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE SECURITIES OF THIS SERIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

R-2